State of Delaware
Secretary of State
Division of Corporations
Delivered 11:38 AM 06/12/2023
FILED 11:38 AM 06/12/2023
SR 20232728699 - File Number 7509122

FIRST: The name of the limited liability company is: REAL STREET BUILD-TO-RENT FUND I, LLC

SECOND: Its registered office in the State of Delaware is located at 16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

IN WITNESS WHEREOF, the undersigned, being fully authorized to execute and file this document have signed below and executed this Certificate of Formation on this June 12, 2023.

Michael J. Bell

STATEMENT OF AUTHORIZED PERSON

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IN LIEU OF ORGANIZATIONAL MEETING

FOR

REAL STREET BUILD-TO-RENT FUND I, LLC

June 12, 2023

We, Harvard Business Services, Inc., the authorized person of REAL STREET BUILD-TO-RENT FUND I, LLC -- a Delaware Limited Liability Company -- hereby adopt the following resolution:

Resolved: That the Certificate of Formation of REAL STREET BUILD-TO-RENT FUND I, LLC was filed with the Secretary of State of Delaware on June 12, 2023.

Resolved: That on June 12, 2023 the following persons were appointed as the initial members of the Limited Liability Company until their successors are elected and qualify:

Real Street Capital Manager, LLC

Resolved: That the undersigned signatory hereby resigns as the authorized person of the above named Limited Liability Company.

This resolution shall be filed in the minute book of the company.

Harvard Business Services, Inc., Authorized Person

By: Michael J. Bell, President